Registrations No. 333-239282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

(Amendment No. 1)

to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	7900	26-3062752
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta, BKR 9080

356 2713 1276

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copies to:

Grant Johnson

Chief Executive Officer

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta, BKR 9080

356 2713 1276

Joseph M. Lucosky, Esq.

Lawrence Metelitsa, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

The Company is filing this post-effective amendment No. 2 to the Registration Statement for the purpose of filing an updated Exhibit 5.1 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant in connection with the offering described in this Registration Statement will be as follows:

Accounting fees and expenses *	$10,000	*
Legal fees and expenses	$30,000
Transfer agent and registrar fees *	$1,000	*
Printing expenses *	$2,500	*
Miscellaneous *	$1,000	*
Total	$44,500	*

*	Estimated expenses.

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

On March 2, 2018, the Company issued 8,000 shares of common stock to Agoracom Investor Relations Inc. at $11.25 per share for services, in the amount of $90,000.

On April 4, 2018, the Company issued 1,067 shares of common stock to Dan Wolf at $3.75 per share upon the exercise of 1,067 warrants for cash proceeds of $4,000.

On April 26, 2018, the Company issued 6,667 shares of common stock to Leann Clayton at $3.00 per share for cash proceeds of $20,000.

II-1

On April 26, 2018, the Company issued 11,111 shares of common stock to Matt Partlow at $30.00 per share for cash proceeds of $33,333.

On May 21, 2018, the Company issued 11,334 shares of common stock to Mika Investment Holdings Ltd. at $2.25 per share upon the exercise of 11,334 warrants for cash proceeds of $25,500.

On June 11, 2018, the Company issued 16,667 shares of common stock to Christian Heinrichs at $15.00 per share for referral services in the amount of $185,625.

On June 18, 2018, the Company issued 1,667 shares of common stock to Brian Partlow at $3.00 per share for cash proceeds of $5,000.

On June 20, 2018, the Company issued 1,334 shares of common stock to Uptick Capital LLC at $12,00 per share for services in the amount of $16,000.

As of June 30, 2018, the Company had received subscription proceeds of $31,000 for shares and $220,602 for warrant exercise with respect to 111,111 shares of common stock issued subsequent to June 30, 2018 as a result of warrant exercise at $2.25 per share.

As of June 30, 2018, the Company was committed to issue 10,000 shares of common stock valued at $127,500 based on the quoted value of the stock at the time of the commitment, pursuant to a consulting agreement dated June 19, 2018.

On July 26, 2018, the Company issued 1,000 shares of common stock to Uptick Capital LLC for services provided.

On July 26, 2018, the Company issued 13,778 shares of common stock to Boustead Securities LLC at $2.25 per share for cash proceeds of $31,000.

On July 26, 2018 the Company issued 12,911 shares of common stock to Boustead Securities LLC at $2.25 per share for cash proceeds of $29,000.

On July 31, 2018, the Company issued 10,000 shares of common stock to Red Chip Companies Inc. for services provided.

On July 31, 2018 the Company issued 6,667 shares of common stock to Marco DiPoce at $2.25 per share for cash proceeds of $15,000.

On August 3, 2018, the Company issued 22,222 shares of common stock to Raymond Chan and Amelia Chan at $2.25 per share upon the exercise of 22,222 warrants for cash proceeds of $50,000.

On August 16, 2018, the Company issued 104,445 shares of common stock to Alex Leiter, VG-SPV LLC and Ryan Brown at $2.25 per share upon the exercise of 104,445 warrants for cash proceeds of $235,000.

On August 27, 2018, the Company issued 6,667 shares of common stock to Layvaty Corp. at $2.25 per share for exercise of warrants for cash proceeds of $15,000.

On September 5, 2018, the Company issued 4,445 shares of common stock to Tim Calveley at $2.25 per share upon the exercise of 4,445 warrants for cash proceeds of $10,000.

On September 6, 2018, the Company issued 17,778 shares of common stock to Laura DeFilla, Romper Securities Inc., and George Tsiolis at $2.25 per share upon the exercise of 17.778 warrants for cash proceeds of $40,000.

On September 6, 2018, the Company issued 20,000 shares of common stock to Romper Securities Inc at $3.75 per share upon the exercise of 20,000 warrants for cash proceeds of $75,000.

On October 4, 2018, the Company issued 1,000 shares of common stock to Uptick Capital LLC for services.

II-2

On October 9, 2018 the Company issued 17,569 shares of common stock to Raymond and Amelia Chan at $2.25 per share upon the exercise of 17,569 warrants for cash proceeds of $39,528.

On October 12, 2018, the Company issued 6,667 shares of common stock, which was recorded as stock-based compensation at $9.60 per share, in an arm’s length transaction to a consultant for advisory services provided. The share value was based on the quoted value of the stock at the time of issue.

On November 16, 2018, the Company issued 6,667 shares of common stock to an Officer of the Company in accordance with his employment agreement signed in November 2018. The share value was based on the quoted value of the stock at the time of signing the agreement.

On December 6, 2018, the Company issued 1,334 shares of common stock, which was recorded as stock-based compensation at $12.75 per share, in an arm’s length transaction to a consultant for advisory services provided. The share value was based on the quoted value of the stock at the time of issue.

On April 1, 2019, the Company issued 10,667 shares of common stock, which was recorded as stock-based compensation at $09.30 per share, in an arm’s length transaction to a consult for advisory services provided. The share value was based on the quoted value of the stock at the time of issuance.

On June 18, 2019, the Company issued 13,334 shares of common stock at $2.25 per share upon the exercise of 13,334 warrants.

On July 17, 2019, the Company issued 16,667 shares of its common stock to a consultant for services.

On August 14, 2019, the Company consummated the initial closing (“Initial Closing”) of a private placement offering (the “Offering”) whereby the Company entered into those certain securities purchase agreement (the “Purchase Agreements”) with four (4) accredited investors (the “Investors”). Pursuant to the Purchase Agreements, the Company and issued the Investors those certain convertible promissory notes (each a “Note and together the “Notes”) in the aggregate principal amount of $385,000 (including a 10% original issue discount) and Warrants to purchase 42,778 shares of the Company’s common stock, for aggregate gross proceeds of $350,000.

On August 29, 2019 the Company consummated the Second Closing of the Offering whereby the Company entered into Purchase Agreements with the Second Closing Investors. Pursuant to the Purchase Agreements, the Company issued the Second Closing Investors Notes in the aggregate principal amount of $137,500 (including a 10% original issue discount) and Warrants to purchase 15,278 shares of the Company’s common stock for aggregate gross proceeds of $125,000.

On October 1, 2019, the Company issued 2,222 shares of its common stock in connection with a sponsorship agreement.

On October 8, 2019, the Company issued 41,780 shares of its common stock upon the exercise of 79,444 warrants upon a cashless exercise.

On October 9, 2019, the Company issued 11,248 shares of its common stock upon the exercise of 21,389 warrants upon a cashless exercise.

On October 30, 2019, the Company issued an Investor 6,667 shares as compensation for consulting services.

On November 18, 2019, the Company issued an Investor 4,444 shares pursuant to a warrant exercise.

On November 20, 2019, the Company issued an Investor 5,435 shares as compensation for entering into a waiver agreement.

On January 17, 2020, the Company entered into Exchange Agreements with 18 of its investors whereby the Company issued to the investors 288,722 shares of common stock in exchange for warrants to purchase an aggregate of 288,722 shares of common stock of the Company.

II-3

On January 28, 2020, we effected a one-for-fifteen (1:15) reverse stock split whereby the Company (i) decreased the number of authorized shares of Common Stock by a ratio equal to one-for-fifteen (1:15). Unless otherwise noted, all share and per share data included these statements retroactively reflect the 1-for-15 reverse stock split.

On March 4, 2020, we issued 40,001 shares of common stock upon the exercise of warrants for proceeds of $90,000.

During the three months ended March 31, 2020, we issued 40,001 shares of common stock upon the exercise of warrants for proceeds of $90,000.

On June 3, 2020, the board of directors granted 117,450 shares of common stock in connection with services rendered.

During the three months ended September 30, 2020, the Company issued 275,463 shares of common stock upon the exercise of warrants.

During the three months ended September 30, 2020, the Company issued 659,630 shares of common stock in connection with the acquisition of LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby upon closing on July 31, 2020, the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited.

During the three months ended September 30, 2020, the Company issued 93,808 shares of common stock in connection with the Assignment of Intellectual Property Rights Agreement (the “IP Assignment Agreement”), by and among the Company, AHG and Flip Sports Limited (“Flip”) whereby the Company acquired all intellectual property rights in connection with the software developed by Flip and owned by AHG related to AHG’s online games and rewards platform and all other online software.

During the three months ended September 30, 2020, the Company issued 281,626 shares of common stock for services.

During the three months ended December 31, 2020 the Company issued 177,778 shares pursuant to warrant exercises.

During the three months ended December 31, 2020, the Company issued 191,736 shares of common stock for services.

On January 21, 2021, the Company issued 2,664 shares of common stock to Alex McBride at $6.59 per share for cash proceeds of $17,555.76

On January 21, 2021, the Company issued 538 shares of common stock to Anupam Shah at $6.59 per share for cash proceeds of $3,545.42, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 9,126 shares of common stock to Burlywood Capital at $6.59 per share for cash proceeds of $60,140.34, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 3,004 shares of common stock to Danial Kynaston at $6.59 per share for cash proceeds of $19,796.36, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 16,493 shares of common stock to Gerald Aherne at $6.59 per share for cash proceeds of $108,688.87, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

II-4

On January 21, 2021, the Company issued 98,193 shares of common stock to Glen Elliot at $6.59 per share for cash proceeds of $647,091.87, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 652 shares of common stock to Gordon Bell at $6.59 per share for cash proceeds of $4,296.68, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 2,806 shares of common stock to Jamash Limited at $6.59 per share for cash proceeds of $18,497.54, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 68,352 shares of common stock to John Barker at $6.59 per share for cash proceeds of $450,439.68, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 1,785 shares of common stock to Luke Nasser at $6.59 per share for cash proceeds of $11,763.15, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 10,429 shares of common stock to Malcolm Elliott at $6.59 per share for cash proceeds of $68,727.11, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 1,984 shares of common stock to Martin Bell at $6.59 per share for cash proceeds of $13,074.56, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 2,919 shares of common stock to Matt Wadsworth at $6.59 per share for cash proceeds of $19,236.21, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 1,785 shares of common stock to Mike Marlow at $6.59 per share for cash proceeds of $11,763.15, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 793 shares of common stock to Nader Alaghband at $6.59 per share for cash proceeds of $5,225.87, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 964 shares of common stock to Navatron Limited at $6.59 per share for cash proceeds of $6,352.76, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 2,664 shares of common stock to Neil Ghosh at $6.59 per share for cash proceeds of $17,555.76, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 7,085 shares of common stock to Niall Hadden at $6.59 per share for cash proceeds of $46,690.15, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 18,108 shares of common stock to Pierre Coutin at $6.59 per share for cash proceeds of $119,331.72, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 2,664 shares of common stock to Pocket App Limited at $6.59 per share for cash proceeds of $17,755.76, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 85 shares of common stock to Robert Settle at $6.59 per share for cash proceeds of $560.15, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 15,274 shares of common stock to Sir John Hegarty at $6.59 per share for cash proceeds of $100,655.66, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 5,044 shares of common stock to TT Nominees Limited at $6.59 per share for cash proceeds of $33,239.96, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 14,169 shares of common stock to Warner Mandel at $6.59 per share for cash proceeds of $93,373.71, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

II-5

On January 21, 2021, the Company issued 4,931 shares of common stock to Zag Limited at $6.59 per share for cash proceeds of $32.495.29, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On February 17, 2021, the Company issued 200,000 shares of common stock to Bluerock Real Estate Holdings, LLC at $8.00 per share, upon the exercised of 200,000 warrants, for cash proceeds of $1,600,000.

On February 18, 2021, the Company issued 400,000 shares of common stock to Bluerock Real Estate Holdings, LLC at $8.00 per share, upon the exercise of 400,000 warrants, for cash proceeds of $3,200,000.

On February 19, 2021, the Company issued 20,000 shares of common stock to Reality Branding 360 LLC. at $5.00 per share for services, in the amount of $100,000.

On March 3, 2021, the Company issued 93,808 shares of common stock to Bluerock Real Estate Holdings, LLC at $5.33 per share, for cash proceeds of $500,000, in respect of successful acquisition of FLIP Sports.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed with this Registration Statement:

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Incorporated by Reference		Filed or Furnished
		Form	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Articles of Incorporation	S-1	3.1	05/02/2019
3.2	Amended and Restated Bylaws.	S-1	3.2	05/02/2019
5.1	Opinion of Lucosky Brookman LLP				X
10.1	Share Exchange Agreement dated May 20, 2013 between our company, Shawn Erickson, H&H Arizona, Inc., Next Generation Holdings Trust, a Nevis trust, and the Shareholder of H&H Arizona, Inc.	8-K	10.1	08/07/2014
10.2	Convertible Promissory Note with Tangiers Global, LLC dated June 3, 2016	8-K	10.1	06/21/2016
10.3	Form of Securities Purchase Agreement	8-K	10.1	11/15/2018
10.4	Form of Senior Secured Convertible Note	8-K	10.2	11/15/2018
10.5	Form of Warrant	8-K	10.3	11/15/2018
10.6	Form of Security Agreement	8-K	10.4	11/15/2018
10.7	Form of Pledge Agreement	8-K	10.5	11/15/2018
10.8	Form of Subsidiary Guarantee	8-K	10.6	11/15/2018
10.9*	Amended and Restated Employment Agreement with Grant Johnson	10-K	10.9	10/01/2020
10.10*	Employment Agreement with Yan Rozum	S-1	10.11	05/02/2019
10.11*	Employment Agreement with Christopher Malone	S-1	10.13	05/02/2019
10.12	First Amendment to Employment Agreement, dated February 21, 2020, by and between Esports Entertainment Group, Inc. and Christopher Malone	8-K	10.2	02/24/2020
10.13*	Employment Agreement with John Brackens	8-K	10.1	05/23/2019
10.14	Lease Agreement with Polskie NieruchomoSci Sp. Z.O.O.	S-1	10.15	05/02/2019

II-6

10.15	Software Transfer Agreement dated April 7, 2019, by and between Swiss Interactive Software and the Company	S-1	10.16	05/02/2019
10.16	Form of Waiver Agreement	8-K	10.4	07/22/2019
10.17	Form of Amended and Restates Senior Secured Convertible Promissory Note	8-K	10.5	07/22/2019
10.18	Form of Cavalry Fund I LP Warrant	8-K	10.6	07/22/2019
10.19	Form of Securities Purchase Agreement	8-K	10.1	08/20/2019
10.20	Form of Convertible Promissory Note	8-K	10.2	08/20/2019
10.21	Form of Warrant	8-K	10.3	08/20/2019
10.22	Form of Placement Agent Warrant	8-K	10.4	08/20/2019
10.23	Consulting Agreement, dated February 22, 2020, by and between Esports Entertainment Group, Inc. and James S. Cardwell	8-K	10.1	02/24/2020
10.24	Underwriting Agreement, by and among Esports Entertainment Group, Inc., Maxim Group LLC, and Joseph Gunnar & Co., LLC	8-K	1.1	04/14/2020
10.25	Form of Warrant Agency Agreement by and between Esports Entertainment Group, Inc. and VStock Transfer, LLC including Form of Unit A Warrant and Form of Unit B Warrant	8-K	4.1	04/14/2020
10.26	Form of Director Agreement	8-K	10.1	09/03/2020
10.27	Form of Engagement Agreement	10-K	10.27	10/01/2020
10.28	Stock purchase agreement, by and among Esports Entertainment Group, Inc., LHE Enterprises Limited, and AHG Entertainment, LLC	10-K	10.28	10/01/2020
10.29	Form of Warrant issued to AHG Entertainment, LLC	10-K	10.29	10/01/2020
10.30	Assignment of Intellectual Property Rights Agreement, by and among Esports Entertainment Group, Inc., AHG Entertainment Associates, LLC and Flip Sports Limited	10-K	10.30	10/01/2020
10.31	Consulting Agreement, by and among Esports Entertainment Group, Inc. and Rivington Law	10-K	10.31	10/01/2020
10.32#	Asset Purchase Agreement, dated December 14, 2020, by and among Esports Entertainment (Malta) Limited (“EEL”), Lucky Dino Gaming Limited, and Hiidenkivi Estonia OU	8-K	10.1	12/17/2020
10.33	Share Purchase Agreement, dated December 17, 2020, by and among Esports Entertainment Group, Inc., Phoenix Games Network Limited, and the shareholders of Phoenix Games Network Limited	8-K	10.1	12/21/2020
10.34	Equity Purchase Agreement, dated January 22, 2021, by and between Esports Entertainment Group, Inc. and Helix Holdings, LLC	8-K	10.1	01/27/2021
10.35	Equity Purchase Agreement, dated January 22, 2021, by and between Esports Entertainment Group, Inc. and ggCIRCUIT LLC	8-K	10.2	01/27/2021

II-7

10.36	Form of Securities Purchase Agreement dated February 11, 2021 between Esports Entertainment Group, Inc. and certain purchasers	8-K	10.1	02/12/2021
10.37	Placement Agent Agreement dated February 11, 2021 by and between Esports Entertainment Group, Inc., Maxim Group, LLC and Joseph Gunnar& Co.	8-K	10.2	02/12/2021
10.38	Form Amended Replacement Placement Agent Warrants	POS AM	10.38	03/26/2021
22.1	Subsidiaries	10-K	22.1	10/01/2020
23.1	Consent of Rosenberg Rich Baker Berman P.A.	POS AM	23.1	03/26/2021
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)				X

*	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.
#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-8

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on April 2, 2021.

Esports Entertainment Group, Inc.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer, and
Chairman of the Board of Directors
(Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Grant Johnson, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Grant Johnson	Chief Executive Officer, and	April 2, 2021
Grant Johnson	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Daniel Marks	Chief Financial Officer	April 2, 2021
Daniel Marks	(Principal Accounting Officer and Principal Financial Officer)

/s/ Stuart Tilly	Chief Legal Officer, Secretary, and Director	April 2, 2021
Stuart Tilly

/s/ Damian Mathews	Director	April 2, 2021
Damian Mathews

/s/ Chul Woong Lim	Director	April 2, 2021
Chul Woong Lim

/s/ Alan Alden	Director	April 2, 2021
Alan Alden

/s/ Warwick Bartlett	Director	April 2, 2021
Warwick Bartlett

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